                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           Columbia Laboratories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                           COLUMBIA LABORATORIES, INC.
                            100 NORTH VILLAGE AVENUE
                        ROCKVILLE CENTRE, NEW YORK 11570
                                 (516) 766-2660

                  ---------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2001
                  ---------------------------------------------



To the Stockholders of Columbia Laboratories, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Columbia Laboratories, Inc. (the "Company") will be held at the New York Helmsley Hotel, Sutton Place Room, 212 East 42nd Street, New York, New York at 10:00 A.M. on June 14, 2001 for the following purposes:

     1. To elect ten directors who will serve as the Board of Directors of the Company until the next annual meeting of shareholders and the election of their qualified successors.

     2. To consider and act upon a proposal to amend to the Company's 1996 Long-Term Performance Plan in order to increase the number of authorized shares available under such plan to 6,000,000.

     3. To ratify the selection of Goldstein Golub Kessler LLP as independent auditors for the current year.

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on May 8, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                                              By Order of the Board of Directors

                                              /s/ David L. Weinberg

                                              David L. Weinberg
                                              Secretary

May 11, 2001

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           COLUMBIA LABORATORIES, INC.
                            100 NORTH VILLAGE AVENUE
                        ROCKVILLE CENTRE, NEW YORK 11570


                  ---------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 2001

                  ---------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Columbia Laboratories, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 14, 2001 and at any and all adjournments thereof ("Annual Meeting"), for the purposes listed in the preceding Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are being distributed on or about May 15, 2001 to holders of the Company's Common and Preferred Stock entitled to vote at the Annual Meeting.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. Shares represented by properly executed proxies will be voted as specified by the stockholder. Unless the stockholder specifies otherwise, such proxies will be voted FOR the election of directors nominated in this Proxy Statement and FOR the amendment of the Company's 1996 Long-Term Performance Plan. The mailing address of the Company's principal office is 100 North Village Avenue, Rockville Centre, New York 11570.

     In the event that a quorum is present or represented by proxy at the Annual Meeting, but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the votes cast. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment.

                                VOTING SECURITIES

     Only holders of the Company's Common Stock, par value $.01 per share (the "Common Stock") and Series B Convertible Preferred Stock (the "Series B Preferred Stock"), of record as of the close of business on May 8, 2001, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Each share of Series B Preferred Stock is entitled to 20.57 votes (which is the number of shares of Common Stock into which each share of Series B Preferred it is convertible ). The Series C Convertible Preferred Stock has no voting rights. As of the record date, there were 30,788,851 shares of Common Stock outstanding and 1,630 shares of Series B Preferred Stock outstanding having voting power equal to 33,529 shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock and shares of Common Stock into which the Series B Preferred Stock is convertible (collectively, the "Shares") shall constitute a quorum.

     A majority of the votes cast by holders of the Shares is required for approval of the proposals, except with respect to the election of directors in which case a plurality of the votes cast is required to elect a director. Abstentions will have the effect of a vote against a proposal. Broker non-votes will have no effect on the vote.

     On April 30, 2001, the last reported sale price of the Company's Common Stock on the American Stock Exchange was $6.00.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the meeting, ten directors will be elected by the stockholders to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The accompanying form of proxy, when properly executed and returned to the Company, will be voted FOR the election as directors of the ten persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

     The Board of Directors held nine meetings during the year ended December 31, 2000.

     The Board of Directors also had three standing committees, as described below.

     The Audit Committee, consisting of Jean Carvais, M.D., Selwyn P. Oskowitz, M.D. and Robert C. Strauss, met three times during the year ended December 31, 2000. The Audit Committee's primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor the Company's financial reporting process, including the review of the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, and internal control systems; (ii) review and appraise the audit efforts of the Company's independent accountants; (iii) provide an open avenue of communication among the independent accountants and financial and senior management; and (iv) recommend to the Board of Directors the engagement of independent certified public accountants. The Board of Directors has reviewed, assessed the adequacy of, and approved, a formal charter for the Audit Committee. The full text of the Charter of the Audit Committee appears as APPENDIX A to this Proxy Statement.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO THE AUDIT COMMITTEE CHARTER AND THE INDEPENDENCE OF THE MEMBERS OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

     The Compensation/Stock Option Committee, consisting of Jean Carvais, M.D, Robert C. Strauss and Denis M. O'Donnell M.D., met four times during the year ended December 31, 2000. The Compensation/Stock Option Committee is responsible for determining the salaries of senior executives and the granting of options to purchase shares of Common Stock to the Company's employees, directors and consultants.

     The Finance Committee, consisting of William J. Bologna, Norman M. Meier, Denis M. O'Donnell, M.D., James J. Apostolakis and Robert C. Strauss did not meet during the year ended December 31, 1999. The Finance Committee is responsible for reviewing the Company's finances and recommending potential sources of capital.

     Each of the directors of the Company participated in at least 75% or more of the meetings of the Board of Directors and Committees held during the year ended December 31, 2000.

     The company does not have a standing nominating committee. Nominations of directors have been made by the entire board of directors

COMPENSATION OF DIRECTORS

     Directors who are employed by the Company do not receive any additional compensation for serving on the Board of Directors. The following table provides information with respect to the Company's compensation and reimbursement practices during 2000 for non-employee directors:

Director retainer .................................................   $ 3,500(1)

Committee Retainer ................................................   $   583(1)

Stock Options Granted Upon Election at Annual Meeting .............    10,000

Stock Options Granted per Committee upon Election at Annual Meeting     1,000

Additional stock Options Granted ..................................    25,000

Reimbursement for Expenses Attendant to Board Membership ..........       Yes

-------------------
(1)  Cash compensation commenced June 1, 2000

IDENTIFICATION OF NOMINEES FOR THE BOARD OF DIRECTORS

     JAMES J. APOSTOLAKIS (Age 58) has been a director and Vice Chairman of the Company's Board of Directors since January 1999 and President from January 2000 to April 14, 2001. Mr. Apostolakis has been a Managing Director at Poseidon Capital Corporation, an investment banking firm, since February of 1998. Mr. Apostolakis has also served as President of Lexington Shipping & Trading Corporation, a company engaged in shipping operations, since 1973. From 1989 until 1992, Mr. Apostolakis served as a director on the Board of Directors of Grow Group, a paint and specialty chemicals company. From 1982 to 1988, he served as a director for Macmillan, Inc., a publishing and information services company. Mr. Apostolakis currently serves as a director of Organogenesis, Inc. Mr. Apostolakis received an A.B. in Economics from the University of Pennsylvania in 1962 and an LL.B from Harvard University Law School in 1965.

     WILLIAM J. BOLOGNA (Age 58) has been a director of the Company since inception, Chairman of the Company's Board of Directors since January 1992 and Chief Executive Officer from January 2000 to April 14, 2001. From December 1988 to January 1992, Mr. Bologna served as Vice Chairman of the Company's Board of Directors. In addition, from 1980 to 1991, he was Chairman of Bologna & Hackett ("B&H"), an advertising agency specializing in pharmaceutical products that in the past performed services for various international pharmaceutical companies. B&H ceased operations in May 1991. Prior to 1980, Mr. Bologna was employed, in a variety of positions including Senior Vive President, by William Douglas McAdams, Inc., a company engaged in the marketing of pharmaceuticals. In 1965, Mr. Bologna received his B.S. in Pharmacy from Fordham University. He received an MBA in Finance from Fordham University in 1971.

     JEAN CARVAIS, M.D. (Age 73) has been a director of the Company since October 1996. Since 1984, Dr. Carvais has been an independent consultant in the pharmaceutical industry. Prior to that time, Dr. Carvais was President of The Research Institute of Roger Bellon, S.A., now a division of Rhone-Poulenc Rorer. As such, he was involved in the development of a line of anti-cancer drugs, including Bleomycin and Adriamycin, as well as a new line of antibiotics and quinolones. Following the acquisition of Roger Bellon, S.A., Dr. Carvais became a member of Rhone-Poulenc's central research committee that directs the company's worldwide research and development activities.

     DOMINIQUE DE ZIEGLER, M.D. (Age 53) has been Vice President--Pharmaceutical Development of the Company since January 1996 and a director since January 1998. Dr. de Ziegler has been employed by the Company since 1992 as Director of Research Development. In addition, from 1988 through 1991, Dr. de Ziegler was an Associate Professor at the Department of Obstetrics and Gynecology, Hospital A. Beclere in Clamart, France. In 1990, Dr. de Ziegler became a Diplomat of the American Board of Obstetrics and Gynecology, Reproductive Endocrinology and Infertility. Dr. de Ziegler is a member of the American Fertility Society, the American Society for Reproductive Endocrinogolists, The American Endocrine Society, the Society of Gynecologic Investigation and the Association Francaise pour l'Etude de la Menopause. Dr. de Zeigler has also been a journal editor and an "ad hoc" reviewer for Fertility Sterility, Human Reproduction, The Journal of In Vitro Fertilization and Embryo Transfer, Contraception Fertilite Sexualite and Reproduction Humaine et Hormone.

     JOHN W. GILDEA (Age 57) is a new nominee for the Board of Directors. Mr. Gildea has been managing director and principal of Gildea Management Company (investment banking firm) and J O Hambro Capital Management (America) LLC. He served as a director of General Chemical Group from 1997 to 1999 and America Service Group, Inc. from 1986 to 2000. He currently serves as a director of Gentek, Inc. and Konover Property Trust.

     MAX LINK, PH.D. (Age 61) is a new nominee for the Board of Directors. Dr. Link has held a number of executive positions with pharmaceutical and healthcare companies. Dr. Link has served as chairman of Sulzer Medica Ltd. since April 2001. Dr. Link served as chief executive officer of Corange Ltd. from May 1993 until June 1994. Prior to joining Corange, Dr. Link served in a number of positions with Sandoz Pharma AG, including chief executive officer from 1987 to April 1992, and chairman from April 1992 until May 1993. Dr. Link is also a director of Access Pharmaceuticals, Inc., Alexion Pharmaceuticals, Inc., Cell Therapeutics, Inc., Celsion Corporation, CytRx Corporation, Discovery Laboratories, Inc., Human Genome Sciences, Inc., Osiris Therapeutics, Inc. and Protein Design Labs, Inc. Dr Link received his Ph.D. in economics from the University of St. Gallen.

     DENIS M. O'DONNELL, M.D. (Age 47) has been a director of the Company since January 1999. Dr. O'Donnell has been a Managing Director at Seaside Advisors LLC, a small cap investment fund, since 1997. From 1995 to 1997, Dr. O'Donnell served as President of Novavax, Inc., a pharmaceutical and drug delivery company. From 1991 to 1995, he was Vice President of IGI, Inc., a company engaged in the marketing of human and animal pharmaceuticals. Currently, Dr. O'Donnell serves on the Board of Directors and the audit committees of both Novavax, Inc. and ELXSI, Inc., a restaurant and water inspection services company, and also serves on the Board of Directors of Ampersand Medical Corporation, a medical diagnostics company.

     SELWYN P. OSKOWITZ, M.D. (Age 54) has been a director of the Company since January 1999. Dr. Oskowitz has been an assistant professor of obstetrics, gynecology and reproductive biology at Harvard Medical School since 1993. He is a reproductive endocrinologist at, and the Director of, Boston IVF, a fertility clinic with which he has been associated since 1986. Dr. Oskowitz is also a former President of the Boston Fertility Society.

     ROBERT C. STRAUSS (Age 59) has been a director of the Company since January 1997. Since December 1997, Mr. Strauss has been the President & Chief Executive Officer of Noven Pharmaceuticals, Inc. Prior to joining Noven, Mr. Strauss was President, Chief Executive Officer and Chairman of the Board of Cordis Corporation. In the past he has held senior positions at Ivax Corporation, Touche-Ross & Company and Food Fair, Inc. Mr. Strauss received undergraduate and graduate degrees in physics and serves on the Board of Trustees for the University of Miami. Mr. Strauss holds a position on the Board of Directors of several companies including Procarda Corporation and Eclipse Surgical Corporation. Mr. Strauss also devotes his time to many civic duties, namely, the United Way of Miami-Dade County.

     G. FREDERICK WILKINSON (Age 45) has been a director of the Company since March 2001 and its President and Chief Executive Officer since April 15, 2001. Prior to joining the Company, he served as Chief Operating Officer and Senior Vice President, Sales and Marketing of Watson Pharmaceuticals, Inc. from June 1999. Previously, Mr. Wilkinson was Vice President of Watson Pharmaceuticals, Inc. from July 1997, and Executive Vice President - Sales and Marketing of Watson Laboratories, Inc. from July 1996. Prior to his employment at Watson, Mr. Wilkinson was the President and General Manager of Creighton Pharmaceuticals, a wholly owned subsidiary of Sandoz Pharmaceuticals, Inc. from 1994 to 1996. Prior to that, he held various marketing management positions at Sandoz from 1980. Mr. Wilkinson received his M.B.A. from Capital University in 1984 and his B.S. in Pharmacy from Ohio Northern University in 1979.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE
NOMINEES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information as of April 30, 2001 with respect to the beneficial ownership of Common Stock by (i) each person who to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding shares of such stock; (ii) by each director or nominee for the Board of Directors;
(iii) each of the executive officers named in the Summary Compensation Table under the caption "Executive Compensation" and (iv) by all executive officers, directors and nominees of the Company as a group.

                                                                  SHARES, NATURE OF INTEREST
NAME OF BENEFICIAL OWNER                                    AND PERCENTAGE OF EQUITY SECURITIES(1)
-----------------------                                     -------------------------------------
William J. Bologna(2) ...................................         3,165,310            9.8%
James J. Apostolakis(3) .................................         1,488,078            4.7
David L. Weinberg(4) ....................................           114,000              *
Dominique de Ziegler(4) .................................           140,000              *
Howard L. Levine(4) .....................................           325,000            1.0
Jean Carvais(4) .........................................            59,000              *
Denis M. O'Donnell(4) ...................................            34,000              *
Selwyn P. Oskowitz(4) ...................................            32,000              *
Robert C. Strauss(4) ....................................            64,000              *
G. Frederick Wilkinson ..................................                --              *
Norman M. Meier(5) ......................................         1,701,057            5.3
John W. Gildea(6) .......................................            38,571              *
Max Link ................................................                --              *
Executive officers, directors and nominees as a
group (14 people) .......................................         7,302,016           20.9

-------------------
*    Represents less than 1 percent.

(1) Includes shares issuable upon exercise of both options and warrants which are currently exercisable or which may be acquired within 60 days and shares issuable upon conversion of the Series B and Series C Preferred Stock

(2) Includes 20,570 shares issuable upon conversion of 1,000 shares of Series B Preferred Stock and 71,428 shares issuable upon conversion of 250 shares of Series C Preferred Stock. Includes 1,298,750 shares issuable upon exercise of options and warrants, which are currently exercisable or which may be acquired within 60 days. Includes 198,062 shares beneficially owned by Mr. Bologna's spouse.

(3) Includes 71,428 shares issuable upon conversion of 250 shares of Series C Preferred Stock. Includes 468,750 shares issuable upon exercise of options and warrants which are currently exercisable or which may be acquired within 60 days.

(4) Includes shares issuable upon exercise of options, which are currently exercisable or which may be acquired within 60 days, to purchase 110,000 shares with respect to Mr. Weinberg, 140,000 shares with respect to Dr. de Ziegler, 325,000 shares with respect to Dr. Levine, 59,000 shares with respect to Dr. Carvais, 34,000 shares with respect to Dr. O'Donnell, 32,000 shares with respect to Dr. Oskowitz and 63,000 shares with respect to Mr. Strauss.

(5) Includes 1,200,000 shares issuable upon exercise of options, which are currently exercisable or which may be acquired within 60 days.

(6) Includes 28,571 shares issuable upon conversion of 100 shares of Series C Preferred Stock. Includes 3,500 shares issuable upon exercise of warrants which are currently exercisable or which may be acquired within 60 days.

*    Mr. Meier resigned from the Board as of May 2, 2001.

     As of April 30, 2001, the Company knows of no persons other than those shown above who beneficially own or exercise voting or dispositive control over 5% or more of the Company's outstanding Common Stock.

                             EXECUTIVE COMPENSATION

     The tables, graph and descriptive information set forth below are intended to comply with the Securities and Exchange Commission compensation disclosure requirements applicable to, among other reports and filings, annual reports on Form 10-K.

     The following table sets forth information with respect to the compensation of the Company's Chief Executive Officer ("CEO") and each of the four other most highly compensated current executive officers of the Company in 2000, for services in all capacities to the Company in 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                                       ANNUAL COMPENSATION        COMPENSATION
                                                                      --------------------        ------------
                                                                                                   SECURITIES
                                                                                                   UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR                   SALARY                  OPTIONS
--------------------------                           ------                ----------               ---------
William J. Bologna(2)                                 2000                   $400,000               $100,000
    Chairman of the Board                             1999                    350,000                 20,000
    and Chief Executive Officer                       1998                    400,000                250,000

James J. Apostolakis(1)                               2000                    200,000                190,000
    Vice-Chairman of the Board and President          1999                     86,171                270,000

Dominique de Ziegler                                  2000                    210,000                 20,000
    Vice President -                                  1999                    221,800                 25,000
    Pharmaceutical Development                        1998                    221,800                 25,000

Howard L. Levine                                      2000                    250,000                 40,000
    Chairman of the Board                             1999                    250,000                 60,000
    and Chief Executive Officer                       1998                    279,198                 50,000

David L. Weinberg                                     2000                    200,000                 10,000
    Vice President - Finance and Administration,      1999                    189,000                 25,000
    Chief Financial Officer, Secretary and Treaurer   1998                    182,000                 50,000

-------------------
(1) James J. Apostolakis was elected Vice-Chairman of the Board on January 28, 1999 and was also elected President as of January 1, 2000.

(2)  William J. Bologna was elected Chief Executive Officer as of January 1,
     2000.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                       NUMBER OF     % OF TOTAL
                                      SECURITIES       OPTIONS                                        GRANT
                                      UNDERLYING     GRANTED TO       EXERCISE                        DATE
                                        OPTIONS       EMPLOYEES         PRICE       EXPIRATION       PRESENT
NAME                                    GRANTED        IN 2000        ($/SHARE)        DATE         VALUE(1)
-----                                 ----------     ----------      -----------     ---------      ---------
William J. Bologna                      100,000             19.7%       $9.25        05/30/10       $547,440
James J. Apostolakis                     90,000             17.8         9.25        05/30/10        492,696
                                        100,000             19.7         5.69        11/16/10        336,600
Dominique de Ziegler                     20,000              3.9         9.25        05/30/10        109,488
Howard L. Levine                         40,000              7.9         9.25        05/30/10        218,976
David L. Weinberg                        10,000              2.0         9.25        05/30/10         54,744

-------------------
(1) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (i) an exercise price equal to the fair market value of the underlying stock on the date of grant, (ii) an option term of three years, (iii) an interest rate of 6% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the expected option term, (iv) volatility of 87.2% for 2000 and (v) no annualized dividends paid with respect to a share of Common Stock at the date of grant. The ultimate values of the options will depend on the future price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

    AGGREGATED OPTION EXERCISES DURING 2000 AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 SHARES                 UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                ACQUIRED        VALUE        AT DECEMBER 31, 2000         AT DECEMBER 31, 2000
                                                         -----------------------------  -------------------------
NAME                           ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
------                         ----------    ----------   ----------     ------------   ----------  ------------
William J. Bologna                   --          $ --     1,168,750         130,000       $ 7,088       $--
James J. Apostolakis                 --            --       378,750         190,000       119,338        --
Dominique de Ziegler             50,000       600,000       120,000          20,000            --        --
Howard L. Levine                 25,000       110,938       285,000          40,000            --        --
David L. Weinberg                    --            --       100,000          10,000            --        --


EMPLOYMENT AGREEMENTS

     In January 1996, the Company entered into five-year employment agreements with each of William J. Bologna and Norman M. Meier, to serve as Chairman and President of the Company, respectively. Pursuant to their respective employment agreements, each such employee is entitled to a base salary of $250,000. In addition, each such employee was granted options to purchase 150,000 shares of the Company's Common Stock at an exercise price of $7.25 per share. Pursuant to the terms of such agreements, each employee has agreed to dedicate his services on a substantially full-time basis and has agreed for the term of his agreement and for two years thereafter not to compete with the Company. The employment agreements were amended effective September 15, 1997 to increase the base salary to $400,000. Messrs. Bologna and Meier agreed to a voluntary 25% reduction in base salary for the six-month period ending June 30, 1999. Effective January 1, 2000, Mr. Bologna's employment agreement was amended. Under the terms of the amendment, the term of Mr. Bologna's agreement was extended by one year. In January 2000, Mr. Meier's employment agreement was amended. Under the terms of the amendment, Mr. Meier will be employed by the Company for two years beginning January 1, 2000 in a non-executive position with the title, Chairman Emeritus, at a salary of $200,000 per year.

     In January 2000, the Company entered into a two-year employment agreement with James J. Apostolakis to serve as Vice Chairman and President of the Company. Pursuant to his employment agreement, Mr. Apostolakis is entitled to a base salary of $200,000 per year. In April 2001, Mr. Apostolakis stepped down from being President.

     In March 2001, the Company entered into a three-year employment agreement with G. Frederick Wilkinson to serve as President and Chief Executive Officer of the Company. Pursuant to his employment agreement, Mr. Wilkinson is entitled to a base salary of $450,000 per year plus a minimum ten percent bonus. Additionally, Mr. Wilkinson was granted options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $5.85 per share and warrants to purchase 350,000 shares of the Company's Common Stock at an exercise price of $8.35 per share. The options and warrants vest ratably over a four-year period.

     On December 30, 1999, the Company entered into a two-year employment agreement with Dr. de Ziegler to serve as Director of Research and Development. Pursuant to this agreement, Dr. de Ziegler will receive an annual salary of $210,000 plus a housing allowance of approximately $36,000. The housing allowance was discontinued as of July 1, 2000.

     The exercise price of all of the options granted pursuant to the aforementioned employment agreements are based on the closing price of the Company's Common Stock on the American Stock Exchange on the day of grant.

COMPENSATION/STOCK OPTION COMMITTEE REPORT

     The principal elements of the Company's executive compensation program include base salary, annual incentive compensation and long-term incentive compensation. Historically, as a result of the size and development stage of the Company, the Company's compensation policies and practices have been informal and subjective and have not been tied to the Company's financial performance.

     Under the supervision of the Compensation/Stock Option Committee, the Company is continuing to develop compensation policies and programs which seek to align closely the financial interests of the Company's senior management with those of the Company and its stockholders, as well as to retain, motivate and reward talented executives who are essential to the Company's long term success within a highly competitive industry. In this regard, the Compensation/Stock Option Committee has from time to time engaged outside consultants to help it analyze competitive compensation levels paid to senior executives and the appropriateness of granting stock options in lieu of other benefits (i.e., cash, pension, profit sharing, etc.). Based upon the recommendation of these consultants and upon its own internal discussion and review, the Compensation/Stock Option Committee has established a compensation program which is designed to provide executives with base salaries competitive with comparable companies in the pharmaceutical industry, as well as incentive based compensation to be awarded upon the achievement of strategic and financial goals of the Company. The Compensation/Stock Option Committee reviews periodically compensation criteria to ensure that they are consistent with the Company's ultimate objective of enhancing stockholder value.

     BASE SALARY. The base salaries of each of the named executive officers are as stated in their individual employment contracts. In 1997, the employment agreements of Messrs. Bologna and Meier were amended to increase their base salary compensation to $400,000. For the first six months of 1999, Messrs. Bologna and Meier each voluntarily agreed to reduce their base salary by 25%, therefore, earning $350,000 in 1999. Effective January 1, 2000, Mr. Meier's employment contract was amended under which terms Mr. Meier will be employed by the company for two years in a non-executive position at a salary of $200,000 per year.

     ANNUAL INCENTIVE COMPENSATION. During 1993, the Company's stockholders approved an Incentive Compensation Plan covering all employees pursuant to which the Company will award an aggregate of 5% of the Company's pretax earnings for any year to designated Company employees. As a result of the net loss in 2000, no amounts were awarded for 2000.

     LONG-TERM PERFORMANCE COMPENSATION. Under the 1996 Long-term Performance Plan the Committee grants stock options to senior management and certain key employees. The amount of the grants are based on individual performance, including managerial effectiveness, initiative, teamwork and quality control, and are at such amounts as reflect what the Committee believes are necessary to attract, retain and motivate senior management and other key employees and historically have not been tied to the Company's financial performance. Through the grant of stock options, the objective of aligning senior management's long-range interests with those of the Company and its stockholders are met by providing the executive officers with the opportunity to continue to build a meaningful stake in the Company.

     As additional compensation, in May 2000, Messrs. Bologna, Apostolakis, de Ziegler, Levine and Weinberg were granted options to purchase 100,000, 90,000, 20,000, 40,000 and 10,000 shares of Common Stock, respectively, at $9.25 per share. In November 2000, Mr. Apostolakis was granted an option to purchase 100,000 shares of Common Stock at $5.69 per share.

     SECTION 162(m). With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. The Company believes that options granted pursuant to the 1988 Stock Option Plan should qualify for a special transition rule which exempts from the deduction limitations of Section 162(m) compensation paid under certain previously approved plans. One such exception (the "Exemption") applies to certain performance-based compensation provided that such compensation shall approved by stockholders in a separate vote and that certain other requirements are met. The Company believes that Stock Options and SARs as well as Restricted Stock awards that constitute Performance Based Awards granted under the 1996 Long-term Performance Plan qualify for the Exemption.

                                      COMPENSATION AND STOCK OPTION
                                      COMMITTEE

                                      Dr. Jean Carvais, Dr. Denis M. O'Donnell &
                                      Robert C. Strauss, Chairman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation/Stock Option Committee serving at any time during 2000 were Dr. Jean Carvais, Dr. Denis M. O'Donnell, and Robert S. Strauss. There were no interlocks during 2000 between any member of the Compensation/Stock Option Committee and any other company.

                             AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.

     The Company's management has the primary responsibility for the preparation, presentation and integrity of the Company's financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with the Company's management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed the Company's audited financial statements with the independent auditors, Goldstein Golub Kessler LLP, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States, including a discussion of their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

     The Audit Committee discussed with Goldstein Golub Kessler LLP, the Company's independent accountants, the matters required to be discussed by SAS 61, as amended by SAS 90 (Audit Committee Communications), (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee also received written disclosures and the letter from Goldstein Golub Kessler LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and discussed with Golstein Golub Kessler LLP their independence from the Company. The Audit Committee met with the independent auditors, Goldstein Golub Kessler LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors, effective as of June 9, 2000, a copy of which is attached as Appendix "A" to this Proxy Statement. Each of the members of the Audit Committee qualifies as an "independent" director under the current American Stock Exchange listing standards.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                      AUDIT COMMITTEE

                                      Dr. Jean Carvais, Dr. Selwyn P. Oskowitz &
                                      Robert C. Strauss, Chairman


     THE INFORMATION CONTAINED IN THE FOREGOING REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

                           INDEPENDENT AUDITORS' FEES

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's independent auditors, Goldstein Golub Kessler LLP:

                     Audit Fees ....................................   $68,000
                     Financial Information Systems
                     Design and Implementation Fees ................   $     0
                     All Other Fees ................................   $52,430

     The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the auditors' independence.

                     COMPARATIVE PERFORMANCE BY THE COMPANY

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
    COLUMBIA LABORATORIES, INC., RUSSELL 2000 INDEX AND VALUE LINE DRUG INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/00)

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index, and
(ii) a published index or peer group. The following chart compares the Common Stock with (i) the Russell 2000 Index, and (ii) a group of public pharmaceutical companies, and assumes an investment of $100 on December 29, 1995 in each of the Common Stock, the stocks comprising the Russell Index and the stocks of the pharmaceutical companies.



                              [PERFORMANCE GRAPH]

                                   1995      1996     1997     1998     1999     2000
                                   ----      ----     ----     ----     ----     ----
Columbia Laboratories, Inc.      $100.00   $161.11  $194.44   $34.03   $83.33   $48.44
Russell 2000 Index                100.00    116.44   142.29   138.40   163.08   156.73
Drugs                             100.00    132.25   227.05   338.21   408.18   735.52




         Assumes $100 invested at the close of trading 12/95 in Columbia Laboratories, Inc. common stock, Russell 2000 Index, and Drugs.

         *Cumulative total return assumes reinvestment of dividends.

         Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.
-------------------

(1) The total return for each of the Company's Common Stock, the Russell 2000 Index and the pharmaceutical companies assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock.
(2) The pharmaceutical companies include: ALZA, American Home Products, Amgen, Andrx, Barr Labs, Biogen, Biovail, Block Drug, Bristol-Myers Squibb, Celera Genomics, Chiron Corp., Covance, Cygnus, Elan, Forest Labs, Genentech, Genzyme, Gilead Sciences, Glaxo SmithKline, Human Genome Sciences, ICN Pharmaceuticals, IDEC Pharmaceuticals, Immunex, Inhale Therapeutic Services, IVAX, King Pharmaceuticals, Lilly(Eli), Medimmune, Merck, Millennium Pharmaceuticals, Mylan Labs, PAREXEL International, Perrigo, Pfizer, Pharmaceutical Product Development, Pharmacia, Pharmacopeia, Quintiles Transnational, Schering-Plough, Sepracor, SICOR and Watson Pharmaceuticals.

                             ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1993, the Company loaned Messrs. Meier and Bologna, $80,000 and $110,350, respectively. The notes, which bear interest at 10% per annum and are unsecured but with full recourse, were due on or before December 7, 1996. The due dates of these notes were extended through December 7, 1999. At December 31, 2000, the balances including interest were $136,667 and $189,051, respectively. In 2001, payroll deductions are being made from Mr. Meier's salary so that his loan will be repaid by December 31, 2001. At April 30, 2001, Mr. Bologna's loan, now totaling $192,729 remains outstanding.

     In January 1999, the Company raised approximately $6.4 million, net of expenses, from the issuance and sale of Series C Convertible Preferred Stock ("Preferred Stock"). The Preferred Stock, sold to twenty-four accredited investors, has a stated value of $1,000 per share. The Preferred Stock is convertible into Common Stock at the lower of: (i) $3.50 per share of Common Stock or (ii) 100% of the average of the closing prices during the three trading days immediately preceding the conversion notice. If conversion is based on the $3.50 conversion price, conversion may take place after the underlying Common Stock is registered. If conversion is based on the alternative calculation, conversion cannot take place for fifteen months. The Preferred Stock pays a 5% dividend, payable quarterly in arrears on the last day of the quarter. In addition, each investor received warrants to purchase 35 shares of Common Stock at $3.50 per share for each $1,000 invested.

     Investors in the Preferred Stock transaction included Norman M. Meier, a director, William J. Bologna, the Company's Chairman of the Board and James J. Apostolakis, the Company's Vice Chairman of the Board who invested $350,000, $250,000 and $250,000, respectively. In addition, Mr. Apostolakis was issued a warrant to purchase 100,000 shares of the Company's common stock at $4.81 per share for his assistance in the placement of the Preferred Stock. In September 1999, Mr. Apostolakis was issued a warrant to purchase 75,000 shares of the Company's Common Stock at $7.50 per share in exchange for services provided to the Company. In connection with the issuance of the Preferred Stock, the Company received two notes receivable from Messrs. Meier and Bologna for $350,000 and $250,000 respectively. The notes bear interest at 5% per annum and were due on July 28, 1999. Mr. Meier's note was paid in December 1999 with interest through the date of payment and Mr. Bologna's note was paid in January 2000 with interest through the date of payment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than ten percent of a registered class of the Company's equities securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Based solely upon a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 2000 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                                   PROPOSAL 2
                AMENDMENT OF THE 1996 LONG-TERM PERFORMANCE PLAN

GENERAL

     The Board of Directors has approved and recommends to the stockholders a proposal to amend and restate the 1996 Long-term Performance Plan ("Plan") with such amended Plan to incorporate the following amendment: an increase in the number of authorized shares available for issuance under the Plan from 4,000,000 to 6,000,000.

     The foregoing amendment incorporated in the Plan is summarized below, and the complete text of the Plan is included in this Proxy Statement. The summary is not intended to be a complete description of the amendment, and the summary is qualified in its entirety by the actual text of the Plan to which reference is made.

     The amendments included within this Proposal 2 described below will not be effective unless and until stockholder approval is obtained.

SUMMARY OF THE PROPOSED AMENDMENTS AND REASONS FOR THE AMENDMENTS

     This section summarizes the proposed amendment to the Plan, and also describes the Board's reasons for adopting such amendment.

     Increase in Number of Authorized Shares under the Plan. The Board has approved an increase in the number of common stock authorized under the Plan from 4,000,000 to 6,000,000.

     As of April 30, 2001, option grants for 3,829,000 shares were granted and outstanding, and options for 118,500 shares have been exercised. In the absence of an amendment to increase the number of shares authorized under the Plan, there would be only 52,500 shares remaining available for grant under the Plan. If Proposal 2 is adopted, there will be 2,052,500 shares of common stock available for grant under the Plan.

     The Company uses stock option grants as an integral part of its compensation program for executives and employees. By doing so, the Company believes it links compensation throughout the organization to the Company's performance. The Board believes that this program has been an important factor in the Company's attracting and retaining employees of outstanding ability and promoting the identification of such employees' interests with those of the Company's stockholders. For these reasons, the Board believes that it is appropriate to continue such practice in the future through the use of stock options.

SUMMARY OF THE 1996 PLAN

     The following summary of the 1996 Plan is qualified in its entirety by the specific language of the 1996 Plan, a copy of which is available upon request.

     Unless earlier terminated by the Board, the Plan will expire on March 8, 2010. Such termination will not affect the validity of any option grant or stock award outstanding on the date of termination.

     The Plan is administered by the Compensation/Stock Option Committee of the Board of Directors (the "Committee"). The Committee, by majority action thereof, is authorized, in its sole discretion to determine the individuals ("Participants") to whom awards will be granted, the type and amount of awards and the terms of awards; to interpret the Plan; to prescribe, amend and design rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interest of the Company, and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan.

     Under the terms of the Plan, and as determined by the Committee in its sole discretion, Participants will be eligible to receive (a) stock options ("Stock Options"), which may be options that qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs") or options that do not qualify as ISOs ("NSOs"), (b) stock appreciation rights ("SARs") and/or (c) restricted shares of Common Stock ("Restricted Stock"), or any combination thereof, provided, however, that only employees of the Company or any subsidiary corporation of the Company will be eligible to receive ISOs.

STOCK OPTIONS

     Stock Options enable the Participant granted such Stock Options to purchase shares of Common Stock at the exercise price established on the date of grant. ISOs and NSOs may be granted under the Plan. The exercise price of a Stock Option may not be less than the Fair Market Value of the Common Stock on the date of grant, provided, however, that in the case of an ISO granted to a holder of capital stock of the Company (or any subsidiary or parent corporation) representing 10% or more of the voting power of the Company (or any subsidiary or parent corporation) (" a 10% Holder"), the exercise price of such ISO may not be less than 110% of the Fair Market Value of the Common Stock on the day of grant. The "Fair Market Value" is defined for purposes of the Plan as the closing price on the principle market for the stock (currently, the American Stock Exchange) on the day of grant. In order to obtain the underlying shares, a Participant must pay the full exercise price to the Company at the time of exercise. At the discretion of the Committee, determined at the time of grant, the exercise price may be paid in any combination of cash and/or Common Stock. No person may be granted ISOs under the Plan that are first exercisable during any calendar year for shares having an aggregate Fair Market Value as of the date of grant of more than $100,000. ISOs and NSOs may be granted with terms of no more than ten years from the date of grant, provided, however, in the case of an ISO granted to a 10% Holder, the term of the ISO must be no more than five years from the date of grant. Any shares as to which a Stock Option expires or is canceled may be subject to a new option.

SARS

     A SAR gives to the Participant granted such SAR a right to receive, at the time of exercise, cash, Common Stock, or a combination thereof, equal in value to the difference between the Fair Market Value of Common Stock on the date of exercise of the SAR and the base price established by the Committee therefor on the day of grant. The base price established for any SAR shall not be less than the Fair Market Value of Common Stock on the date of grant. The Committee may impose any limitation that it may determine in its sole discretion on the maximum amount of appreciation to be paid pursuant thereto. A SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option at the sole discretion of the Committee, a SAR may either be exercised (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or (c) upon lapse of such Stock Option. The expiration date of a SAR shall be established by the Committee.

RESTRICTED STOCK

     The Committee may issue shares of Restricted Stock, which may or may not constitute Performance-Based Awards as described below, to a Participant at a purchase price, if any, determined by the Committee. Such Restricted Stock may be subject to forfeiture or repurchase in the event of the termination of employment within a specific period, or in the event any other conditions specified by the Committee at the time of grant are not subsequently met. Such conditions may include conditions based on individual or Company performance. During the period of restriction, a Participant owning Restricted Stock shall be entitled to receive and retain all dividends and other distributions made in respect of such stock and to vote such stock without limitations.

PERFORMANCE-BASED AWARDS

     Restricted Stock granted to employees designated by the Committee under the Plan may be granted in a such that the Restricted Stock constitutes "qualified performance-based compensation" within the meaning of section 162(m) of the Code. As determined by the Committee, either the granting or vesting of such Restricted Stock (the "Performance-Based Awards") are to be based upon one or more of the following factors: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division; group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest; taxes; dividends and amortization; economic value-added models and comparisons with various market indices. With respect to Performance-Based Awards, (i) the Committee will establish in writing the objective performance-based goals applicable to a given fiscal period and the specific employees or class of employees granted such Performance-Based Awards no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no awards will be payable to any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

TERMINATION OF EMPLOYMENT

     (a) TERMINATION OF PARTICIPANT'S SERVICES OTHER THEN FOR CAUSE. In the event of any termination of a Participant's services with the Company other than the death or Disability of the Participant, or if the Participant's services are terminated by the Company or any Subsidiary without Cause, or by the Participant for any reason:

          (1) all unexercisable Stock Options held by the Participant on the date of death or termination of services, as the case may be, shall be immediately forfeited by the Participant; and

          (2) all exercisable Stock Options held by the Participant on the date of termination of services shall remain exercisable until the earlier of (i) the end of the 90-day period following the Participant's termination of services, or (ii) the date the Stock Option expires.

     (b) TERMINATION OF PARTICIPANT'S SERVICES BY THE COMPANY OR ANY SUBSIDIARY FOR CAUSE. In the event the Participant's services are terminated by the Company or any Subsidiary for Cause all exercisable and unexercisable Stock Options held by the Participant, and all exercised Stock Options as to which Common Stock has not yet been delivered, at the time of termination of services shall be immediately forfeited by the Participant.

     (c) COMMITTEE DISCRETION. Notwithstanding anything herein to the contrary, in the event of a termination of a Participant's services for any reason, the Committee may, in its sole discretion, provide that:

          (1) any or all unexercisable Stock Options held by the Participant on the date of termination of services become exercisable and remain exercisable until a date that occurs on or prior to the date the Stock Options expires; and/or

          (2) any or all exercisable Stock Options held by the Participant on the date of termination of services remain exercisable until a date that occurs on or prior to the date the Stock Option expires.

CHANGE OF CONTROL OF THE COMPANY

     In the event of a "Change of Control" (as defined in the Plan), the following shall occur: (a) Stock Options, if not otherwise exercisable, become immediately exercisable; (b) SARs, if not otherwise then exercisable, become immediately exercisable; and (c) all outstanding shares of Restricted Stock immediately become vested. The Committee, in its sole discretion, may determine that upon the occurrence of a "change in control", each Stock Option and SAR outstanding under the Plan shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Stock Option and SAR, an amount of cash or other property, or any combination thereof, equal to the excess of the aggregate fair market value at the time of such transaction of the shares subject to such Stock Option or SAR over the aggregate exercise price therefor. The foregoing provision does not apply to Stock Options and SARs granted to directors or officers subject to
Section 16(a) of the Exchange Act within six months prior to a "change in control". A "Change of Control" means, generally, (i) the merger or consolidation of the Company as a result of which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) the acquisition by another person of 50% or more of the then-outstanding shares of Common Stock, or (iv) the recapitalization, reorganization, dissolution or liquidation of the Company.

AMENDMENT AND TERMINATION

     The Plan is to remain in effect until (a) all Common Stock reserved under the Plan shall have been purchased or acquired, (b) the Board terminates the Plan or (c) March 8, 2010, whichever shall first occur. The Board at any time may terminate and, from time to time, may amend or modify the terms of the Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company: (i) increase the total amount of stock, the amount or type of awards, or the limit on total grants to any person, that may be issued under the Plan; (ii) change the provisions of the Plan regarding the minimum price, if any, of awards; or (iii) change the class of persons entitled to participate in the Plan. No amendment, modification or termination of the Plan may in any manner adversely affect any awards theretofore granted under the Plan without the consent of the Participant affected thereby. In addition, awards may be substituted or exchanged for other awards under the Plan by mutual agreement of the Company and the Participant.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The statements in the following paragraphs of the principal federal income tax consequences of awards under the Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, and are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

INCENTIVE STOCK OPTIONS

     ISOs granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where the requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO and will be subject to the rules set forth below under the caption "Non-qualified Options and Stock Appreciation Rights".

     Further, if after exercising an ISO, an employee disposes of the shares of Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the shares of Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).

     The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the shares of Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company will generally be entitled to a deduction in an amount equal to the ordinary income included by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

NON-QUALIFIED OPTIONS AND STOCK APPRECIATION RIGHTS

     NSOs granted under the Plan are options that do not qualify as ISOs. An individual who receives an NSO or a SAR will not recognize any taxable income upon the grant as such NSO or SAR. However, the individual generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

     As a result of current Section 16(b) of the Exchange Act, the timing of income recognition may be deferred (generally up to six months following the exercise of an NSO or SAR (i.e., the "Deferral Period")) for any individual who is an officer or director of the Company or a beneficial owner of more than 10% of an any class of equity securities of the Company. Absent a Section 83(b) election (as described below under "Restricted Stock Awards"), recognition of income by an individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of an NSO or a SAR will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares or upon the exercise of an NSO, the Company may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the individual tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

     A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income included by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

RESTRICTED STOCK AWARD

     Absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of shares of Common Stock under a Restricted Stock award (a "Section 83(b) election"), an individual will recognize ordinary income at the earlier of the time at which
(i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares (the "Restrictions") lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the Restricted Stock award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of the transfer date over the price paid for such Restricted Stock, if any.

     In the case of an employee, the ordinary income recognized with respect to a Restricted Stock award will be subject to both wage withholding and employment taxes. If a Section 83(b) election is made, dividends received on shares that are subject to Restrictions will be treated as dividend income. If a Section 83(b) election is not made, dividends received on shares subject to Restrictions will be treated as additional compensation (and not dividend income) for federal income tax purposes, and, in the case of an employee, will be subject to wage withholding and employment taxes.

     The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the individual, provided that such amount constitutes and ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

CHANGE IN CONTROL

     As described above, upon a "change in control" of the Company all the then outstanding Stock Options and SARs will immediately become exercisable and all shares of Restricted Stock will immediately become vested. In general, if the total amount of payments to an individual are contingent upon a "change of control" of the Company (as defined in Section 280G of the Code), including payments under the Plan that vest upon a "change in control," or equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the change of control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

CERTAIN LIMITATIONS ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR, the disqualifying disposition of stock purchased pursuant to an ISO or the lapse of Restrictions on a Restricted Stock award). One such exception (the "Exemption") applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. The Company believes that Stock Options and SARs as well as Restricted Stock awards that constitute Performance Based Awards granted under the Plan will qualify for the Exemption.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

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                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors recommends that the Stockholders ratify the selection of Goldstein Golub Kessler LLP, [certified public accountants], as independent auditors of the Company for the current year. The selection of Goldstein Golub Kessler LLP was recommended to the Board of Directors by its Audit Committee. Goldstein Golub Kessler LLP are currently independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.


                                     GENERAL

     The Board of Directors of the Company knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this Proxy Statement, will be borne by the Company. The Company has retained Georgeson Shareholder Communications, Inc. ("Georgeson") to aid in the solicitation of proxies. For their services Georgeson will receive a fee estimated at $6,000, plus reimbursement of reasonable out-of-pocket expenses. The Company does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers and nominees for their reasonable expenses for sending proxy material to principals and obtaining their proxies. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or by other means of communication.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 (AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION), INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. All such requests should be directed to David
L. Weinberg, Vice President-Finance and Administration, 100 North Village Avenue, Suite 32, Rockville Centre, NY 11570.

                              STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be included in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2002 Annual Meeting of Stockholders must be received by the Company not later than December 31, 2001, in such form as is required by the rules and regulations promulgated by the Securities and Exchange Commission. A proposal submitted by a stockholder, outside of the process of Rule 14a-8 for the 2002 Annual Meeting of Stockholders, will not be considered timely, unless such proposal is received by the Company prior to January 31, 2002. The proxy to be solicited on behalf of the Company's Board of Directors for the 2002 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal considered to have been received on a non-timely basis that nonetheless properly comes before the 2002 Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/ David L. Weinberg

                                              David L. Weinberg
                                              Secretary
Date: May 11, 2001

                                                                      APPENDIX A

                           COLUMBIA LABORATORIES, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

     The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the American Stock Exchange.

     Accordingly, all of the members will be directors:

     1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, except as permitted by American Stock Exchange Rules; and

     2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

     The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as amended.

     o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61, as amended; this review will occur prior to the Company's filing of the Form 10-Q.

     o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     o    The Committee shall:

          o Request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1.

          o Discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

          o Recommend that the Board take appropriate action to oversee the independence of the outside auditor.

          o Prepare the report required by the Rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                      A-2